SECURITIES AND EXCHANGE COMMISSION

                    WASHINGTON, D.C.  20549

                    -----------------------

                           FORM 8-K



                        CURRENT REPORT

Pursuant to Section 13 or 15(D) of the Securities Exchange
Act of 1934

Date of Report (Date of Earliest Event Reported): October 1, 1997


                   FLORIDA INCOME FUND, L.P.
               --------------------------------
    (Exact Name of Registrant as Specified in its Charter)



     IOWA                    2-88845-A              59-2337910
---------------         -------------------         -----------
(State or Other       (Commission file number)    (IRS Employer
Jurisdiction of                                     ID Number)
Incorporation)


   12800 University Drive, Ste 675, Ft. Myers, FL     33907
    -------------------------------------------------------
    (Address of Principal Executive Offices     (Zip Code)


Registrant's telephone number, including area code (941) 481-2011
                                                  ---------------


                              N/A
  -----------------------------------------------------------
  Former Name or Former Address, if Changes Since Last Report
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                       TABLE OF CONTENTS





ITEM 2

     ACQUISITION OR DISPOSITION OF ASSETS

     HISTORICAL SUMMARY OF GROSS REVENUES AND
     CERTAIN DIRECT OPERATING EXPENSES



EXHIBIT 99.1

     SELLERS CLOSING STATEMENT



SIGNATURES





















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                       ITEM 2 - FORM 8-K

             ACQUISITION OR DISPOSITION OF ASSETS


SALE OF CORPORATE PARK OFFICE COMPLEX

On October 1, 1997, the partnership sold Corporate Park Office
Complex located in Fort Myers, Florida to an unrelated third party for a price of $750,000.

The amount of net proceeds due Seller were reduced by the following items and amounts:

     $ 45,000      Real estate commission paid to unrelated third
                   party broker
     $  6,456      Closing costs
     $ 21,237      Net credits to Buyer
     $280,092      Payoff of first mortgage loan
     $397,215      Net Sales Proceeds to Partnership

As a result of the sale, a special distribution was made to limited partners on October 7, 1997. The amount of the distribution totaled $396,981.65 or $79.32 per investment unit.

Pursuant to information required by Article II of Regulation S-X, if the sale had occurred on December 31, 1996, the effect on the partnership's unaudited balance sheet of the same date would have been a decrease in net asset value of $370,971, a decrease in debt of $335,000, a decrease in other liabilities of $17,392 and a lower net worth of approximately $106,341. This net worth would then be reduced at the time of the above mentioned distribution to limited partners in the amount of $396,982.

If this sale had occurred on June 30, 1997, the effect on the unaudited income statement for the six months ended June 30, 1997 would have been a decrease in revenue by $71,823, a decrease in operating expenses by $26,976, a decrease in other non-operating expenses by $22,994 and a decrease in depreciation and amortization expense by $13,842. All of the foregoing adjustments would have resulted in an decrease in net income of $8,011.

Included in this report is a historical summary of the property's gross revenues and certain direct operating expenses for the twelve months ending 12/31/96, 12/31/95 and 12/31/94. Also included is a summary of the seller's closing statement.

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
                        CORPORATE PARK
           HISTORICAL SUMMARY OF GROSS REVENUES AND
               CERTAIN DIRECT OPERATING EXPENSES


                           12/31/96     12/31/95       12/31/94
GROSS REVENUES

Total Revenue              142,258      135,609        99,271

CERTAIN DIRECT
OPERATING EXPENSES

Maintenance                 11,838        6,080         7,625
Utilities                   15,311        9,398         6,355
Administrative              12,325       13,244        10,239
Real Estate Taxes           15,064       14,151        15,939
Landlord Costs               2,501        1,800         3,367
                           _______      _______        ______
TOTAL CERTAIN DIRECT        57,039       44,673        43,525
OPERATING EXPENSES

EXCESS OF GROSS             85,219       90,936        55,746
REVENUES OVER CERTAIN
DIRECT OPERATING
EXPENSES
















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                          SIGNATURES



Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


FLORIDA INCOME FUND, L.P.
(REGISTRANT)



October 10, 1997



/S/ LAWRENCE A. RAIMONDI
----------------------------------
LAWRENCE A. RAIMONDI
PRESIDENT AND DIRECTOR, AND CEO
MARINER CAPITAL MANAGEMENT, INC.
(PRINCIPAL EXECUTIVE OFFICER)



/S/ JOE K. BLACKETER
----------------------------------
JOE K. BLACKETER
SECRETARY/TREASURER
MARINER CAPITAL MANAGEMENT, INC.
(PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER)


















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